UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 1, 2009 (November 24, 2009)

YAYI INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23806	87-0046720
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

No. 9 Xingguang Road,
Northern Industrial Park of Zhongbei Town,
Xiqing District, Tianjin 300384, China
(Address of Principal Executive Offices)

(86)22-2798-4033
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed in our current report on Form 8-K, filed June 6, 2008, Yayi International Inc. (the "Company") entered into an Amended and Restated Securities Purchase Agreement, dated as of May 12, 2008 (the "Purchase Agreement"), with certain investors (the "Investors"), pursuant to which the Company issued an aggregate of 52 units each consisting of (i) an 8% convertible promissory note in the principal amount of $25,000 and (ii) series A warrants to subscribe for 11,575 shares of the Company’s common stock, or in the aggregate $1,300,000 principal amount of 8% convertible promissory notes (the "Notes") and series A warrants to subscribe for 601,900 shares of the Company’s common stock (the "Warrants").

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement, dated as of May 12, 2008, with the Investors (the "Registration Rights Agreement") pursuant to which the Company granted registration rights to the Investors in respect of the Company’s common stock issuable upon conversion of the Notes or exercise of the Warrants. The Company has failed to file a registration statement in accordance with the terms of the Registration Rights Agreement.

On November 24, 2009, the Company and Investors entered into a Settlement Agreement (the "Settlement Agreement") to settle the Company’s obligations under the Notes, the Warrants and the Registration Rights Agreement. Pursuant to the Settlement Agreement, each Investor is entitled to convert the entire principal amount of and accrued interest on all of the Notes it holds into the Company’s common stock at a conversion price of $1.08 per share. In addition, in accordance with Section 8 of the Warrants, the Company adjusted the warrant exercise price to $0.98 per share.

Finally, the Company agreed to pay to the Investors, on or before December 6, 2009, liquidated damages in the aggregate amount equal to $140,000 through Wellfleet Partners, Inc., the representative of the Investors for pro rata distribution to the Investors. Upon making such payment, the Registration Rights Agreement will, as between the Company and each Investor, terminate and all obligations of the Company thereunder will be discharged and all claims against the Company arising therefrom will be released.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Settlement Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

To the extent required by Item 1.02 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 1.02.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Settlement Agreement, by and among the Company and the Investors, dated November 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2009	YAYI INTERNATIONAL INC.

/s/ Li Liu
Li Liu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Settlement Agreement, by and among the Company and the Investors, dated November 24, 2009.